(Exhibit 10.42)

                               XYNERGY CORPORATION

                                  (Letterhead)

Via Facsimile (561) 487-5766

June 24, 2004

Weinberg & Company, PA
6100 Glades Road, Suite 314
Boca Raton, Florida 33434

Re:   Letter to SEC re 8K, Item 4. Section (b) - THIRD REQUEST

Dear Sir or Madam:

Your recent letter does not respond to our question regarding accounting principals. In order to simplify matters we have fashioned a yes or no questionnaire. Please fill it out and fax it back to us at (310) 274-0161 and
(760) 432-6133.

b) In connection with the audits of the Company's financial statements for the year ended December 31, 2003 and through the subsequent period ended as of the date of this report, there were no disagreements ("Disagreements") as defined in
Item 304 (a) (1) (iv) and the instructions to Item 304 of Regulation S-K, as amended, promulgated by the Securities and Exchange Commission ("Regulation S-K") with Weinberg on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the matter in its reports. In addition, during the years ended December 31, 2001 and 2000 and through the subsequent period ended as of the date of this report, there were no reportable events ("Reportable Events") as defined in Item 304 (a) (1) (v) of Regulation S-K. The Company has requested that Weinberg furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, a copy of which is attached as Exhibit 10.39.

        ______Yes                                            ________No

TIME IS OF THE ESSENCE, PLEASE RESPOND TO THIS AT YOUR EARLIEST  CONVENIENCE.


XYNERGY CORPORATION


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